UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 12, 2023
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1030 West Georgia Street Vancouver, British Columbia, Canada	V6E 2Y3
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01         Regulation FD Disclosure

On July 12, 2023, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release announcing the Company’s plan to accelerate the steps required for a resumption of operations has been completed, enabling a faster restart at the Christensen Ranch in-situ recovery (“ISR”) Project in Wyoming.

Amir Adnani, President and CEO stated: “With demand increasing for uranium supply from stable geopolitical jurisdictions and U.S. national security objectives, we foresee an increasingly urgent need for domestic uranium supply. The fundamental drivers of supply and demand, including pending legislation to ban Russian uranium imports to the United States, are translating into rising uranium prices that have accelerated UEC’s production readiness program. In that regard, we have been working towards restarting production to fulfill the need for domestic uranium and are pleased to provide an update on activities related to resuming operations at the Company’s Christensen Ranch ISR uranium operations in Johnson County, Wyoming.”

Background: UEC acquired Uranium One Americas, Inc. (“U1A”) from Russia’s State Atomic Energy Corporation, Rosatom, in December 2021. The repatriation of the assets to U.S. ownership has been a transformative acquisition for UEC, positioning the Company as the largest, fully permitted, low-cost ISR project resource base of any U.S. based producer.

The U1A U.S. portfolio was assembled starting in 2007 with the acquisition of Energy Metals Corp. and subsequently Cogema Resources Inc. The portfolio is anchored by the Irigaray Central Processing Plant (“CPP”) and includes over 20 uranium projects, 100,000 acres of land and 4 fully permitted ISR projects. These assets include Christensen Ranch ISR Operations that, combined with early Irigaray production, produced over six million lbs. of uranium before being placed on standby in 2018 in care and maintenance. During this period, key production infrastructure, including its wellfields and the satellite ion exchange plant, have been maintained, and now upgraded and refurbished to facilitate a fast restart. Uranium recovered from Christensen Ranch will be processed at UEC’s Irigaray CPP.

The Irigaray CPP is the centerpiece of the Company’s Wyoming ISR Hub and Spoke operations. The Irigaray CPP was originally constructed by Westinghouse Electric Corporation and was later expanded by U1A in 2010, adding two resin elution circuits and additional precipitation capacity. The Irigaray CPP is one of the largest uranium CPPs in the U.S., licensed for 2.5 million lbs. of uranium production per year with pending plans to increase the licensed capacity to 4 million lbs. per year.

Irigaray CPP Exterior

Irigaray CPP Interior, North and South Elution Circuits

Irigaray Filter Press and Yellowcake Thickener

The first Company project (“Spoke”) to feed the Irigaray CPP Hub will be the Christensen Ranch Project. The Company has been working steadily at Christensen Ranch since the beginning of this year to move out of care and maintenance and advance towards resuming production.

Preparations for Resumption of Operations:

Production readiness activities at Christensen Ranch have included, among others:

●	Electrical testing of variable frequency drives, booster pumps, heaters, wellfield recovery pumps, satellite plant pumps and module buildings (header houses);
●	Testing of programmable logic controllers, electronics, auto-valves and communications software for wellfield and plant operations;
●	Testing of leak detection systems;
●	Reattachment of wellfield piping in module buildings;
●	Conversion of lighting in plants and wellfield module buildings to energy efficient LED;
●	Assessment and repair of lines, piping, Ion Exchange (“IX”) columns and valves in the satellite plant;

●	IX resin cleaning and testing;
●	Mechanical integrity testing of all wells to be used in resumption of operations;
●	Trunklines pressurized and leak checked; and
●	Preparation of wellfield patterns for operational testing, as described below.

Christensen Ranch Satellite Plant Exterior

Christensen Ranch Satellite Plant Interior

The orebody at Christensen Ranch ISR Project is divided into tracts of injection and recovery wells. These tracts of wells are called “Mine Units” for production management. Each Mine Unit is then subdivided into groups of injection and recovery wells that are operated individually; these groups are called “Modules”, also known as “header-houses”, where each well is connected to a manifold that connects to pipelines that carry the recovery solutions to the satellite IX plant.

Each Mine Unit typically contains 600 to 800 injection and recovery wells, depending upon the orebody configuration, with each Module having an average of 90 to 100 injection and recovery wells. This configuration allows great flexibility in operations, allowing operation of all Modules in a Mine Unit, or just one Module, as well as individual wells in each Module, and as many Modules in the various Mine Units as desired. All wells are controlled electronically and can be started and stopped in the Module buildings and at the satellite plant operations control room.

Christensen Ranch Mine Unit 10, showing wells and two Module Buildings

Christensen Ranch Module 10-6 Building Interior

UEC has also conducted a series of operational tests in the Mine Units at Christensen Ranch. Two Modules located in Mine Units 8 and 10 have had testing completed to establish operating parameters for each Mine Unit. UEC has operated these Modules by circulating recovered mining solutions to test injection and recovery systems while adding oxygen (“O2”) and carbon dioxide (“CO2”) to the injection stream at varying rates during the testing. The tests evaluated:

●	Electronic communications between wells and plant (programmable logic controllers, wiring);
●	O2 and CO2 addition rates for optimizing uranium recovery in previously mined areas;
●	Status of leak detection systems at wellheads, Module buildings and trunklines;
●	Well flow rates with a goal to adjust pump sizes to maximize flow and to determine the need for well stimulation processes, if required; and
●	Information on potential requirements for all wellfield Modules for resumption of operations.

This work will allow UEC to rapidly resume operations in the existing and partially mined areas of Mine Units 7, 8 and 10.

Installation of New Wellfield

The Company is also pleased to announce plans for the completion of well installation at Christensen Ranch in Modules 10-7 and 10-8 that will complete Mine Unit 10. Previous development drilling in Mine Unit 10 was terminated through six Modules (10-6). The drilling and well installation program for Modules 10-7 and 10-8 consists of the completion of 180 recovery and injection wells and is planned to commence in August of this year. Although not required for initial startup, these new wellfield Modules will be installed and available for ramp up to meet production requirements.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01         Financial Statements and Exhibits

(d)                  Exhibits

Exhibit	Description

99.1	News Release dated July 12, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: July 12, 2023.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer